EXHIBIT INDEX

(d)(5) Investment Subadvisory Agreement for AXP International Equity Index Fund between American Express Financial Corporation and SSgA Funds Management, Inc., dated May 1, 2001.

(g)(6) First Amendment to the Custodian Agreement of May 13, 1999, made as of December 1, 2000 between American Express Trust Company and The Bank of New York.

(g)(7) Second Amendment to the Custodian Agreement of May 13, 1999, made as of June 7, 2001 between American Express Trust Company and The Bank of New York.

(g)(8) Amendment to the Custodian Agreement of May 13, 1999, made as of January 31, 2001 between American Express Trust Company and The Bank of New York.

(h)(10) Transfer Agency Agreement, dated May 10, 2001, between Registrant, and American Express Client Service Corporation.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)     Independent Auditor's Consent.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 9, 2002.